UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2005
BEACON POWER CORPORATION (Exact Name of Registrant as Specified in Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	001-16171 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 BALLARDVALE STREET WILMINGTON, MA (Address of Principal Executive Offices)	01887 (Zip Code)
Registrant's telephone number, including area code: 978-694-9121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2005, Beacon Power Corporation (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain "accredited investors" (the "Purchasers"), as defined in the Securities Act of 1933, as amended (the "Securities Act"). The parties agreed to a private placement (the "Financing Transaction") for the issuance of shares of the Company's common stock, 0.01 par value per share ("Common Stock"), and warrants to purchase shares of Common Stock (the "Warrants"). The Financing Transaction will result in gross proceeds to the Company of $15,000,000 before expenses related to the Financing Transaction. The Company will pay commissions in the amount of $913,000.

Pursuant to the Purchase Agreement, the Company agreed to sell and the Purchasers agreed to purchase 9,868,421 shares of Common Stock (the "Common Shares") and warrants to purchase 2,960,527 shares of Common Stock (the "Warrant Shares"). Each Warrant is exercisable for a period of five years but may not be exercised until six months and one day after the closing of the Financing Transaction. The per share purchase price paid by the Purchasers for the Common Shares is $1.52.

The per share exercise price for the Warrant Shares is $2.21, which is subject to adjustment upon the occurrence of certain specified events, including stock dividends, stock splits and mergers or reorganizations, as well as upon the issuance of Common Stock by the Company (other than certain excluded stock) below the closing bid price of the Company's Common Stock as reported on The NASDAQ Capital Market on November 4, 2005. Each Warrant also includes a "cashless exercise" feature, which permits the holder to exercise the Warrant by surrender of a portion of the Warrant in the event the Warrant Shares are not registered under the Securities Act.

Pursuant to the Purchase Agreement, among other things, the Company is obligated to file a resale registration statement within 30 days after the closing of the Financing Transaction in order to register the Common Shares and the Warrant Shares for public resale. The Company also agreed to certain conditions related to subsequent placements of its equity or equity equivalent securities.

The full terms and conditions of the Financing Transaction are set forth in the Purchase Agreement and the form of Warrant, each of which is filed as an exhibit to this Current Report, and is incorporated herein by reference.

On November 7, 2005, the Company issued a press release announcing the Financing Transaction. A copy of that press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the sale and issuance of an aggregate of 9,868,421 shares of the Company's Common Stock and Warrants to purchase an aggregate of 2,960,527 shares of the Company's Common Stock.

The Shares and Warrants were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Company determined that this exemption was available because of the nature and limited number of purchasers. In making this determination, the Company relied in part upon representations made by each Purchaser.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Securities Purchase Agreement among the Company and the Purchasers dated November 4, 2005.

10.2	Form of Warrant

99.1	Press release of Beacon Power Corporation, dated November 7, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Date: November 7, 2005	By:___/s/ James M. Spiezio_____________
Name: James M. Spiezio

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement among the Company and the Purchasers, dated November 4, 2005.

10.2	Form of Warrant

99.1	Press release of Beacon Power Corporation, dated November 7, 2005